Exhibit 99.3
INDEX TO FINANCIAL STATEMENTS
OF
CORAL GOLD RESOURCES LTD.

Audited Consolidated Financial Statements and Related MD&A
Consolidated Balance Sheets as at January 31, 2005, 2004 and 2003	1
Consolidated Statements of Operations and Deficit for each of the three years ended January 31, 2005	2
Consolidated Statements of Cash Flows for each of the three years ended January 31, 2005	3
Consolidated Statements of Mineral Properties for each of the three years ended January 31, 2005	4
Notes to the Consolidated Financial Statements for each of the three years ended January 31, 2005	6
Management’s Discussion and Analysis for the year ended January 31, 2005	27
Interim Consolidated Financial Statements (unaudited) and Related MD&A
Consolidated Balance Sheets as at October 31, 2005 and January 31, 2005	34
Consolidated Interim Statements of Operations and Deficit for the period ended October 31, 2005 and October 31, 2004	35
Consolidated Interim Statements of Cash Flows for the period ended October 31, 2005 and October 31, 2004	36
Notes to Consolidated Interim Financial Statements for the period ended October 31, 2005	37
Management’s Discussion and Analysis for the quarter ended October 31, 2005	42
NOTICE TO RESIDENTS OF THE UNITED STATES
Readers are cautioned that, although National Instrument 43-101 requires disclosure in Canada of measured, indicated and inferred mineral resources, the Securities and Exchange Commission does not recognize these classification categories for U.S. reporting purposes.

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Consolidated Balance Sheets
(In Canadian Dollars)

	January 31,

	2005	2004	2003

Assets
Current
Cash and cash equivalents	$1,472,146	$2,567,156	$336,034
Advances receivable	78,101	56,545	37,287
Marketable securities	57,359	57,359	57,359
Prepaid expenses	12,647	10,976	—
Share subscriptions receivable	11,945	70,645	—

	1,632,198	2,762,681	430,680
Investment securities (note 3)	72,575	72,575	91,582
Loan receivable	50,000	—	—
Equipment (note 4)	4,543	5,678	3,419
Mineral properties (note 5)	8,472,255	7,574,347	7,159,261
Reclamation deposit (note 6)	518,057	551,719	1,203,152

	$10,749,628	$10,967,000	$8,888,094

Liabilities
Current
Accounts payable and accrued liabilities	$85,937	$78,347	$230,766
Advances payable	76,352	82,748	156,733

	162,289	161,095	387,499

Shareholders’ Equity
Subscriptions received in advance (note 7)	—	791,720	—
Share capital (note 8)	30,754,678	29,646,238	27,379,052
Contributed surplus	343,533	—	—
Deficit	(20,510,872)	(19,632,053)	(18,878,457)

	10,587,339	10,805,905	8,500,595

	$10,749,628	$10,967,000	$8,888,094

Commitment (note 9)
Approved by the Directors:

“Matthew Wayrynen”	“Louis Wolfin”

Matthew Wayrynen	Louis Wolfin
The accompanying notes form an integral part of these financial statements.

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Consolidated Statements of Operations and Deficit
(In Canadian Dollars)

	For the period
	January 22, 1981	Years ended January 31,
	(inception) to
	January 31, 2005	2005	2004	2003

Revenue
Sales	$2,176,079	$—	$—	$—
Cost of Sales	(5,383,348)	—	—	—

	(3,207,269)	—	—	—

Expenses
Administrative services	1,058,598	—	—	—
Amortization	1,819	1,136	683	—
Consulting fees	186,925	41,480	29,262	29,622
Directors fees	63,763	14,000	24,000	11,500
Investor relations and shareholder information	1,816,197	74,075	143,217	101,614
Legal and accounting	2,391,450	74,308	80,571	110,595
Listing and filing fees	119,743	20,428	43,626	20,364
Management fees	249,500	75,000	90,000	84,500
Office and miscellaneous	1,954,605	93,910	118,873	70,209
Salaries and benefits	296,408	79,929	55,437	45,245
Stock based compensation	343,533	343,533	—	—
Transfer agent fees	42,932	12,470	11,437	11,253
Travel	871,434	35,816	43,396	53,991
	9,396,907	866,085	640,502	538,893

Operating loss	(12,604,176)	(866,085)	(640,502)	(538,893)
Other items
Interest income	833,836	33,786	15,184	10,926
Foreign exchange gain (loss)	(230,885)	(46,520)	(140,623)	1,994
Gain realized on disposition of option on property	143,552	—	—	155,823
Gain on sale of investment	17,692	—	—	—
Recovery (writedown) of advances receivable	(360,790)	—	36,320	(352,774)
Financing costs	(341,006)	—	—	—
Writedown of investment	(690,654)	—	(19,007)	—
Writedown of marketable securities	(119,174)	—	—	(22,686)
Loss on fixed asset disposals	(32,784)	—	—	—
Writedown of investment	(16,335)	—	—	—
Writedown of mineral properties	(7,110,148)	—	(4,968)	(10,389)

Loss for the year	$(20,510,872)	(878,819)	(753,596)	(755,999)

Deficit, beginning of year		(19,632,053)	(18,878,457)	(18,122,458)

Deficit, end of year		$(20,510,872)	$(19,632,053)	$(18,878,457)

Basic and diluted:
Loss per share		$(0.19)	$(0.20)	$(0.27)

Weighted average number of common shares outstanding		4,629,892	3,686,398	2,805,433

The accompanying notes form an integral part of these financial statements.

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(In Canadian Dollars

	For the period
	January 22, 1981	Years ended January 31,
	(inception) to
	January 31, 2005	2005	2004	2003

Cash flows from (used in) operating activities
Loss for the year	$(20,400,081)	$(878,819)	$(753,596)	$(755,999)
Adjustments for items not involving cash:
- amortization	188,207	1,136	684	—
- writedown of equipment	16,335	—	—	—
- stock based compensation	343,533	343,533	—	—
- writedown of investment securities	169,661	—	19,007	—
- writedown of marketable securities	119,174	—	—	22,686
- writedown of mineral properties	6,984,936	—	4,968	10,389
- writedown (recovery) of advances receivable	881,783	—	(36,320)	352,774
- loss on fixed asset disposals	32,784	—	—	—
- gain on sale of investments	(17,692)	—	—	—
- gain realized on disposition of option on property	(155,823)	—	—	(155,823)

	(11,837,183)	(534,150)	(765,257)	(525,973)
Change in non-cash working capital:
- increase in advances receivable	(337,263)	(21,556)	(19,258)	50,458
- increase in prepaid expenses	(12,647)	(1,671)	(10,976)	1,500
- marketable securities	(29,124)	—	—	—
- (increase) decrease in share subscription receivable	(11,945)	58,700	(70,645)	—
- increase (decrease) in accounts payable and accrued liabilities	(205,839)	7,589	(152,419)	193,516
- decrease in advances payable	76,352	(6,396)	(73,985)	34,888
- increase (decrease) in subscription received in advance	188,500	(791,720)	791,720	(100,000)
	(12,169,149)	(1,289,204)	(300,820)	(345,611)

Cash flows from (used in) investing activities
Mineral properties acquisition and exploration expenditures incurred	(17,697,390)	(897,908)	(420,054)	(1,195,479)
Investment in and advances to Compania Minera Norte-Sur S.A. de C.V.	(52,884)	—	—	—
Proceeds from sale of mineral property interest	2,196,242	—	—	58,681
Proceeds on sale of fixed assets	92,732	—	—	—
Due from related company	(198,198)	(50,000)	—	—
Purchase of equipment	(445,691)	—	(2,943)	(3,419)
Purchase of investments	(67,500)	—	—	—
Advances receivable recovered	(435,246)	—	36,320	—
Reclamation deposit	(518,057)	33,662	651,433	(1,203,152)

	(17,125,992)	(914,246)	264,756	(2,343,369)

Cash flows from financing activities
Issuance of shares for cash, net	30,738,158	1,108,440	2,267,186	2,951,385

Net increase (decrease) in cash and cash equivalents	1,443,017	(1,095,010)	2,231,122	262,405
Cash and cash equivalents, beginning of year	29,129	2,567,156	336,034	73,629

Cash and cash equivalents, end of year	$1,472,146	$1,472,146	$2,567,156	$336,034

The accompanying notes form an integral part of these financial statements.

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Consolidated Statements of Mineral Properties
(In Canadian Dollars)

	January 31, 2005, 2004 and 2003

		Exploration	Proceeds of
	Acquisition cost	expenditures	interest disposed of	Total

UNITED STATES

Robertson Property (note 5(a)(i) and 5(a)(iii))

Balance, January 31, 2000	$801,956	$6,671,741	$(1,937,625)	$5,536,072
2001 transactions, net	—	242,082	—	242,082

Balance, January 31, 2001	801,956	6,913,823	(1,937,625)	5,778,154
2002 transactions, net	—	196,909	—	196,909

Balance, January 31, 2002	801,956	7,110,732	(1,937,625)	5,975,063
2003 transactions, net	—	1,184,194	—	1,184,194

Balance, January 31, 2003	801,956	8,294,926	(1,937,625)	7,159,257
2004 transactions, net	—	380,874	—	380,874

Balance, January 31, 2004	801,956	8,675,800	(1,937,625)	7,540,131
2005 transactions, net	—	890,292	—	890,292

Balance, January 31, 2005	$801,956	$9,566,092	$(1,937,625)	$8,430,423

Ruf and Norma Sass Properties (note 5(a)(ii)

Balance, January 31, 2000	$—	$27,796	$(136,443)	$(108,647)
2001 transactions, net	—	10,610	—	10,610

Balance, January 31, 2001	—	38,406	(136,443)	(98,037)
2002 transactions, net	—	—	—	—

Balance, January 31, 2002	—	38,406	(136,443)	(98,037)
2003 transactions, net	—	896	97,142	98,038

Balance, January 31, 2003	—	39,302	(39,301)	1
2004 transactions, net	—	34,212	—	34,212

Balance, January 31, 2004	—	73,514	(39,301)	34,213
2005 transactions, net	—	7,616	—	7,616

Balance, January 31, 2005	$—	$81,130	$(39,301)	$41,829

Eagle Property (note 5(b))

Balance, January 31, 2000	$1	$75,317	$(35,000)	$40,318
2001 transactions, net	—	(75,317)	35,000	(40,317)

Balance, January 31, 2001, 2002, 2003, 2004 and 2005	$1	$—	$—	$1

Balance carried forward	$801,957	$9,647,222	$(1,976,926)	$8,472,253

The accompanying notes form an integral part of these financial statements.

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Consolidated Statements of Mineral Properties
(In Canadian Dollars)

	January 31, 2005, 2004 and 2003

		Exploration	Proceeds of
	Acquisition cost	expenditures	interest disposed of	Total

Balance brought forward	$801,957	$9,647,222	$(1,976,926)	$8,472,253

Ludlow Property (note 5(c))
Balance, January 31, 2000	$28,187	$36,885	$—	$65,072
2001 transactions, net	(28,186)	(36,885)	—	(65,071)

Balance, January 31, 2001 2002, 2003, 2004 and 2005	$1	$—	$—	$1

JDN Property (note 5(d))
Balance, January 31, 2000	$11,651	$74,573	$(19,600)	$66,624
2001 transactions, net	(11,650)	(74,573)	19,600	(66,623)

Balance, January 31, 2001 2002, 2003, 2004 and 2005	$1	$—	$—	$1

Total Properties	$801,959	$9,647,222	$(1,976,926)	$8,472,255

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

1.	Nature of Business and Going Concern

These financial statements have been prepared on a going-concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business in the foreseeable future. The Company is in the process of exploring its mineral interests and has not yet determined whether these properties contain ore reserves that are economically recoverable. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the discovery of economically recoverable mineral reserves, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production.

The Company has incurred recurring operating losses which require additional funds to meet its obligations and maintain its operations. Management’s plan in this regard is to raise equity financing as required.

The Company is in the business of exploration of mineral properties and has not generated any operating revenues to date.

2.	Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles, within reasonable limits of materiality and within the framework of the significant accounting policies summarized below.

(a)	Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Coral Resources, Inc. and Coral Energy Corporation of California. Significant inter-company accounts and transactions have been eliminated.

These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles and all figures are in Canadian dollars unless otherwise stated.

(b)	Marketable Securities

Marketable securities are valued at the lower of cost and net realizable value.

(c)	Mineral Properties

The Company is in the exploration stage and defers all expenditures related to its mineral properties until such time as the properties are put into commercial production, sold or abandoned. Under this method, all amounts shown as mineral properties represent costs incurred to date less amounts amortized and/or written off and do not necessarily represent present or future values.

If the properties are put into commercial production, the expenditures will be depleted based upon the proven reserves available. If the properties are sold or abandoned, the expenditures will be charged to operations. The Company does not accrue the estimated future costs of maintaining in good standing its mineral properties.

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

2.	Significant Accounting Policies (continued)

(c)	Mineral Properties (continued)

In the event that reserves are determined, the carrying values of mineral interests, on a property-by-property basis, will be reviewed by management at least annually to determine if they have become impaired. If impairment is deemed to exist, the mineral property will be written down to its net recoverable value. The ultimate recoverability of the amounts capitalized for the mineral properties is dependent upon the delineation of economically recoverable ore reserves, the Company’s ability to obtain the necessary financing to complete their development and realize profitable production or proceeds from the disposition thereof. Management’s estimates of recoverability of the Company’s investment in various projects have been based on current conditions. However, it is reasonably possible that changes could occur in the near term which could adversely affect management’s estimates and may result in future writedowns of capitalized property carrying values.

Management has determined each property to be a cost centre.

(d)	Investment Securities

The investments in Mill Bay Ventures Inc. (formerly First International Metals Corp.) and Levon Resources Ltd. are carried at cost. They will be written down to their net realizable value if and when it has been determined that a permanent impairment to their value has occurred.

(e)	Fair Value of Financial Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, advances receivable, share subscriptions receivable, accounts payable and accrued liabilities, subscriptions received in advance and advances payable. Fair values were assumed to approximate carrying values for these financial instruments, except where noted, since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.

(f)	Foreign Currency Translations

Assets and liabilities denominated in foreign currencies are translated into Canadian dollars at exchange rates in effect at the balance sheet date for monetary items and at exchange rates prevailing at the transaction dates for non-monetary items. Revenues and expenses are translated at the average exchange rates prevailing during the year except for amortization, which is translated at historical exchange rates. Gains and losses on translations are included as income for the year.

(g)	Use of Estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

2.	Significant Accounting Policies (continued)

(g)	Use of Estimates (continued)

at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

(h)	Impairment of Long-term Assets

The Company re-evaluates the recoverability of long-term assets, including equipment, mineral properties, and investment securities, based upon estimates using factors such as future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the related assets or be realized on sale. The Company’s policy is to write-down assets to their net recoverable amount in the period when it is determined that the carrying amount of the asset is not likely to be recovered.

(i)	Equipment

Equipment is recorded at historical cost. Amortization is charged to earnings in amounts sufficient to allocate the costs over their estimated useful lives on a straight-line basis using the following annual rates pro-rated from initial utilization:

Computer hardware	20%
Equipment	20%

(j)	Earnings (Loss) per Share

Diluted earnings per share amounts are calculated giving effect to the potential dilution that would occur if securities or other contracts to issue common shares were exercised or converted to common shares. The treasury stock method is used to determine the dilutive effect of stock options and other dilutive instruments. The treasury stock method assumes that proceeds received from the exercise of stock options and warrants are used to repurchase common shares at the prevailing market rate.

Basic earnings per share is computed using the weighted average number of common shares outstanding during the year.

(k)	Income Taxes

Income taxes are accounted for using the asset and liability method pursuant to Section 3465, Income Taxes, of The Handbook of the Canadian Institute of Chartered Accountants. Future taxes are recognized for the tax consequences of “temporary differences” by applying enacted or substantively enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on future taxes for a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. In addition, Section 3465 requires the recognition of future tax benefits to the extent that realization of such benefits is more likely than not.

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

2.	Significant Accounting Policies (continued)

(k)	Income Taxes (continued)

In the year 2000, the Company changed its policy for accounting for income taxes by adopting the provision of CICA Handbook Section 3465, Income Taxes.

The adoption of Section 3465 did not impact amounts reported in the prior period.

(l)	Intangible Assets

The Company has adopted the recommendations of the CICA Handbook, Section 3062, Goodwill and Other Intangible Assets. Under the recommendation, a recognized intangible asset should be amortized over its useful life to an enterprise unless the life is determined to be indefinite. An intangible asset with an indefinite life will not be amortized but will be tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired.

The impairment test will consist of a comparison of the fair value of the intangible asset with its carrying amount. When the carrying amount of the intangible asset exceeds its fair value, an impairment loss will be recognized in an amount equal to the excess and charged to operations.

(m)	Asset Retirement Obligation

Handbook Section 3110 of the Canadian Institute of Chartered Accountants requires the recognition of the fair value of liability for asset retirement obligations in the year in which such liability is incurred when a reasonable estimate can be made. At such time the present value of the site restoration costs are to be added to the capitalized cost of the mineral property, and recorded as a liability at the equivalent amount. In periods subsequent to initial measurement, the asset retirement obligation is adjusted for both the passage of time and revisions to the original estimate. The site restoration costs included in the capitalized cost of the property, as adjusted from time to time, are to be amortized to operations on the unit-of-production basis together with total mineral property costs capitalized.

(n)	Stock-Based Compensation

The Company adopted the Canadian Institute of Chartered Accountants Handbook, Section 3870 (“CICA 3870”), Stock-based compensation and other stock-based payments, which establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services. Section 3870 sets out a fair value based method of accounting that is required for all stock-based transactions. Under the recommendation, direct awards of stock granted to employees and directors are recorded at fair value on the date of grant and the associated expense is amortized over the vesting period.

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

3.	Investment Securities

	2005	2004	2003

Levon Resources Ltd.
400,000 common shares	$60,089	$60,089	$79,096

Mill Bay Ventures Inc. (formerly First International Metals Corp.)
72,495 common shares	12,486	12,486	12,486
	$72,575	$72,575	$91,582

Levon Resources Ltd. and Mill Bay Ventures Inc. (formerly First International Metals Corp.) are related to the Company by way of common management and directors.

4.	Equipment

	2005			2004	2003

		Accumulated	Net Book	Net Book	Net Book
	Cost	Amortization	Value	Value	Value

Computer hardware	$5,926	$1,688	$4,238	$5,286	$3,419
Equipment	436	131	305	392	—

	$6,362	$1,819	$4,543	$5,678	$3,419

5.	Mineral Properties

(a)	Robertson Property

The Company has certain interests in 724 patented and unpatented load mining claims located in the Bullion Mining District, Lander County, Nevada, subject to NSR’s ranging from 4% to 10%, and which certain leases provide for advance royalty payments. The Robertson group is recorded under three separate claims groups known as the Core Claims (100% owned), the Carve-out Claims (39% carried interest) and the Norma Sass/ Ruff Claims (66.67% owned).

(i) Carve-out Claims – 39% carried interest

By an Agreement dated May 16, 1996, the Company granted Amax Gold Exploration Inc. (“Amax”) an option to purchase a 51% interest in 200 claims. Amax exercised the option by paying twice the amount the Company had incurred in exploration expenditures on the property. Under the terms of the Agreement, the Company could elect to have the 51% of its interest reverted to a 39% carried interest.

The Carve-out Claims Option Agreement was assignable by either party. On September 13, 1995, the Company optioned 50% of its interest in 54 claims (subsequent known as the Ruff/ Sass Claims — see Note 5(a)(ii)) to Levon Resources Ltd., and on March 24, 1997 Amax assigned it’s Option to Placer Dome Inc. On July 11, 1997, Placer exercised its right to acquire a 51% interest in the claims by making a payment to the Company of US $615,359.

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

5.	Mineral Properties (continued)

(a)	Robertson Property (continued)

(i) Carve-out Claims – 39% carried interest (continued)

The claims that Placer had acquired a 51% interest in excluded the Ruff/ Sass claims as these were released back to the Company by Placer. Pursuant to the terms under the option agreement, the parties entered into an Exploration and Mining Venture Agreement dated July 11, 1997, and the Company exercised its right to have Placer advance the Company’s share of venture costs from inception of the Venture to commencement of commercial production in exchange for an additional undivided 10% interest in the properties.

(ii) Ruff/ Norma Sass – 66.67% owned

By an Option Agreement dated September 13, 1995 as amended the Company had granted Levon Resources Ltd. (“Levon”), a company related by common directors, an option to purchase a 50% interest in 54 claims known as the Ruff/ Sass Claims. On December 31, 2002, the Agreement was amended whereby Levon earned a 33.33% interest in the claims by the issuance to the Company of 300,000 common shares in Levon (received during previous fiscal years) and incurring $350,294 in exploration on the Property (incurred during prior years).

A third party holds a 3% net smelter returns royalty on the production from some of these mining claims, up to a limit of USD$1,250,000.

By an Option Agreement dated December 4, 2002 the Company granted Goldfranchise Corporation (“Goldfranchise”) an Option to acquire a 33 1/3 % interest in the Ruff/ Norma Sass claims. In order to earn the interest, Goldfranchise must:

a) Pay to Coral US$38,391.50;

b) Incur minimum expenditures on the Property in the amount of US $300,000, of which $100,000 on or before December 4, 2003, and the balance of $200,000 on or before December 4, 2004.

c) Pay to Coral 33 1/3 % of all land fees, taxes, advance royalties required to keep the claims in good standing.

This Option Agreement with Goldfranchise has been terminated due Goldfranchise not fulfilling their obligations under the Agreement.

By way of an agreement dated December 30, 2004, the Company and Levon have assigned, sub-leased and granted a mining lease to a subsidiary of Agnico-Eagle Mines Ltd. (“AGE”) of the following properties: the Blue Nugget;

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

5.	Mineral Properties (continued)

(a)	Robertson Property (continued)

(ii) Ruff/ Norma Sass – 66.67% owned (continued)

the Blue Nugget #1 to #8; the Lander Ranch; the Lander Ranch #1 to the Lander Ranch #25 and the Ladner Ranch Extension; the Blue Jay; the T and S; the Norma and the Norma #1 to the Norma #23; the Sass and the Sass #1 to the Sass #10; the DM #1 to the DM #8; the BA #1 to the BA #12; the PC #1 to the PC #20; and the PM #1 to the PM #12, in consideration of the following minimum advance royalty payments (in US dollars) and minimum work commitments:

Date	Advance Royalty	Minimum Work

Execution of the agreement	$25,000	—
First anniversary	$30,000	13,000 ft of drilling
Second anniversary	$50,000	15,000 ft of drilling
Third anniversary	$75,000	17,000 ft of drilling
Fourth anniversary	$75,000	—
Fifth anniversary	$150,000	—

A minimum of 13,000 ft of exploration drilling is guaranteed to be completed as part of the first year’s minimum work commitment. The initial advance royalty payment has been paid and received. Upon making the second and third year’s anniversary advance royalty payments, AGE will be obligated to complete the associated minimum work commitment for that year. After the third anniversary, or at anytime after the completion of at least 45,000 ft of drilling, AGE will have earned a 51% interest in the Norma Sass Property.

AGE at its option may provide the funds to acquire the leased claims from the underlying owners of such claims for the benefit of AGE, the Company and Levon, to earn an additional 24% interest (bringing AGE’s total interest to 75%). AGE will then have the option of acquiring the remaining 25% interest by producing a positive feasibility study and making a positive production decision.

At the fifth anniversary and every year thereafter until production occurs, the advance royalty payment will be $150,000 per annum. All advance royalty payments will be credited towards AGE’s payment of a royalty of 2.5% net smelter returns from production to the Company and Levon. AGE has reserved the right to purchase 1% of this net smelter returns royalty (to reduce the royalty to the Company and Levon to 1.5%) for a cash payment of USD$1.0 million. The Company and Levon have agreed to share in any benefits from the agreement with AGE in proportion to their current respective interests in the Norma Sass Property.

(iii) Core claims – 100% owned

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

5.	Mineral Properties (continued)

(a)	Robertson Property (continued)

By an Option Agreement dated January 31, 1999 the Company granted Placer Dome Inc. an option to acquire up to a 70% interest in the entire Robertson Property’s, 724 claims. Under the terms of the Option, Placer guaranteed a Reclamation Bond required to be posted by the Company for previous exploration work on the Core Claims. The Option Agreement terminated on December 31, 1999. The Company was obligated under the terms of the Option to replace Placer’s guarantee. Subsequent to January 31, 2004, the Company replaced the guarantee by posting a cash bond (note 6).
       (b)     Eagle Property

The Company holds a 50% interest in 45 lode mineral claims located at Corral Canyon in Lander County, Nevada, USA. During the year ended January 31, 2001, the Company decided to defer exploration on the property and to reduce the carrying value to a nominal amount.
       (c)     Ludlow Property

The Company owns a mineral property consisting of approximately 128 acres in the San Bernadino County, California, USA. During the year ended January 31, 2001, the Company decided to defer exploration on the property and to reduce the carrying value to a nominal amount.
       (d)     JDN Property

The Company holds a 50% interest in 34 lode mineral claims located in Lander County, Nevada USA. The JDN claims are located approximately three miles north of the Robertson Property. During the year ended January 31, 2001, the Company decided to defer exploration on the property and to reduce the carrying value to a nominal amount.

Ownership in mineral properties involves certain inherent risks due to the difficulties in determining the validity of certain claims, as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristics of many mineral interests. The Company has investigated ownership of its mineral interests and, to the best of its knowledge, ownership of its properties is in good standing.

6.	Reclamation Deposit

Under the laws of the State of Nevada, the Company is required to have a reclamation deposit which covers the cost to reclaim the ground disturbed. The Company’s obligation at January 31, 1999 had been assumed by Placer as part of the Exploration and Development Option Agreement [note 5(a)]. As the Agreement was terminated on December 31, 1999, the Company was required to post its own security to guarantee performance under the Reclamation Bond.

During the previous year, a revised Reclamation Plan for the purposes of reducing the performance bond was approved by the Bureau of Land Management (the “Bureau”), reducing the required deposit

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

6.	Reclamation Deposit (continued)

to $518,057 (US$406,000) (2004 – $551,719). The performance bond remained the same for the 2005 year but efforts are being made to reduce it further.

Coral Resources Inc., as principal, placed the funds in trust with a fully secured standby letter of credit lodged as collateral in support of the bond.

7.	Subscriptions Received in Advance

During 2005, the Company received $1,039,464 towards private placements of 255,220 units. Each unit consisted of one common share and a share purchase warrant entitling the investor to purchase an additional common share in the Company at a price of $4.80 and $5.50, respectively, on or before February 16, 2006 and February 17, 2006.

The Company has also received $76,000 towards the exercising of stock options and the issuance of 30,400 common shares.

The private placements were closed and all shares issued prior to year end so the balance for 2005 was nil (2004 – $791,720).

8.	Share Capital

Authorized: 50,000,000 common shares without par value.

Issued:

	Shares	Amount	Deficit

Balance, January 31, 2002	2,211,110	$24,427,667	$(18,122,458)
2003 share issuances for cash:
Private placements	8,297,396	2,078,178	—
Exercise of warrants	4,161,442	1,091,368	—
Exercise of stock options	140,000	35,000	—
Share issuance costs	—	(253,161)	—
2003 loss	—	—	(755,999)

Balance, January 31, 2003	3,470,993	27,379,052	(18,878,457)
2004 share issuances for cash:
Private placements	721,881	1,897,068	—
Exercise of warrants	149,310	357,368	—
Exercise of stock options	19,500	48,750	—
Share issuance costs	—	(36,000)	—
2004 loss	—	—	(753,596)

Balance, January 31, 2004	4,361,685	29,646,238	(19,632,053)
2005 share issuances for cash:
Private placements	255,220	1,039,464	—
Exercise of warrants	1,600	4,960	—
Exercise of stock options	30,400	76,000	—
Share issuance costs	—	(11,984)	—
2005 loss	—	—	(878,819)
Balance, January 31, 2005	4,648,905	$30,754,678	$(20,510,872)

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

8.	Share Capital (continued)

(a)	At January 31, 2005, the following director, officer and employee stock options are outstanding enabling the holders to acquire additional common shares as follows:

	Exercise
Number of Shares	Price	Expiry Date

142,600	$2.50	September 5, 2005
392,900	$1.70	December 1, 2009

The Company has granted founders, directors, officers and certain employees stock options. Stock option activity is summarized as follows:

		Weighted
	Number of	Average Exercise
	Shares	Price

Balance outstanding, January 31, 2002	127,750	$2.70
2003 — Granted	75,000	2.50

Balance outstanding, January 31, 2003	202,750	2.50
2004 — Cancelled	(10,000)	2.50
2004 — Exercised	(19,500)	2.50

Balance outstanding, January 31, 2004	173,250	2.50
2005 — Granted	412,900	1.70
2005 — Cancelled	(20,250)	1.71
2005 — Exercised	(30,400)	2.50
Balance outstanding, January 31, 2005	535,500	$1.91

Options Outstanding				Options Exercisable

		Weighted Average
		Remaining	Weighted		Weighted
		Contractual Life	Average	Number	Average
Exercise Price	Number Outstanding	(yrs.)	Exercise Price	Exercisable	Exercise Price

$2.50	142,600	0.60	$2.50	142,600	$2.50
$1.70	392,900	4.83	$1.70	392,900	$1.70

The Company in fiscal 2004 adopted a formal stock option plan which provides for the granting of options to directors, officers, employees and consultants for a maximum of 706,000 shares (representing approximately 20% of the issued share capital of the Company as at the date of approval of the Plan by the Board). The Company recorded compensation expense of $343,533 (2004 — $nil) with respect to stock options granted.

The fair value of options granted was estimated at the date of granting using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 3.5%, dividend yield of 0.0%, volatility factor of 52.3%, and a life of 5 years.

The Black-Scholes valuation model was developed for use in estimating the fair value of traded options, which are fully transferable and freely traded. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

8.	Share Capital (continued)

materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

(b)	At January 31, 2005, the Company has outstanding share purchase warrants enabling the holders to acquire additional common shares as follows:

Number of Shares	Exercise Price	Expiry Date

412,900	$3.10	October 12, 2005
204,425	$3.60	November 17, 2005
102,956	$3.90	December 19, 2005
104,380	$4.80	February 16, 2006
150,840	$5.50	February 17, 2006

975,501

9.	Commitment

The Company entered into a new cost-sharing agreement during 2005 to reimburse a related party for 25% (2004 — 20%; 2003 — 20%) of its overhead expenses, to reimburse 100% of its out-of-pocket expenses incurred on behalf of the company, and to pay a 10% fee based on the total overhead and corporate expenses referred to above. The agreement may be terminated with one-month notice by either party.

A total of $135,140 (2004 — $107,393; 2003 — $63,192) was charged to operations in relation to the cost sharing agreement.

10.	Related Party Transactions(Signed)

Related party transactions not disclosed elsewhere in the financial statements are as follows:

(a)	Advances receivable include $28,003 (2004 — $28,003; 2003 — $33,003) due from a joint venture with common management and common directors and $31,427 (2005: $122,048 less an allowance for bad debt of $90,621; 2004: $101,920 less an allowance for bad debt of $90,621; 2003: $90,621) with two companies with common management and common directors.

(b)	Advances payable include $31,333 (2004 — $36,833; 2003 — $18,833) due to Directors in regards to past directors’ fees; $32,540 (2004 — $32,540; 2003 — $21,351) due to a company with common management and common directors; and $1,783 (2004 — $1,064; 2003 — $72,530) to a company controlled by a Director.

(c)	Consulting fees of $30,000 (2004 — $22,500; 2003 — $nil) were paid to a company owned by a director.

(d)	Management fees of $75,000 (2004 — $90,000; 2003 — $74,500) were paid to a company owned by a director.

(e)	Directors’ fees of $14,000 (2004 — $24,000; 2003 — $11,500) were paid to directors of the Company.

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

10.	Related Party Transactions (continued)

(f)	An allowance in the amount of $209,840 has been accrued in respect of advances made to a Company with common management.

(g)	The loan receivable of $50,000 is due from a subsidiary of a related company that provides drilling services. The amount due is non-interest bearing, unsecured and due on demand.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the consideration established and agreed to by the related parties, unless otherwise noted.

11.	Asset Retirement Obligation

While the Company acknowledges their land mediation obligations, the ultimate amount to be incurred and the timeline for the incurrence is at best uncertain. Management has estimated, on an undiscounted basis and before an adjustment for inflation, that the costs would approximate $277,000. Management will continue to assess their asset retirement obligations and the associated liability will be recognized in the period in which sufficient information exists to estimate the costs and date of remediation.

12.	Income Taxes

The components of the future income tax assets are as follows:

	2005	2004	2003

Future income assets:
Non-capital loss carry-forwards	$1,345,000	$1,026,000	$1,074,000
Earned depletion base	74,000	74,000	77,000
Unused cumulative Canadian exploration expenses	12,000	12,000	12,000
Unused cumulative Canadian development expenses	732,000	732,000	764,000

	2,163,000	1,844,000	1,927,000
Less: valuation allowance	(2,163,000)	(1,844,000)	(1,927,000)

Net future income assets	$—	$—	$—

The valuation allowance reflects the Company’s estimate that the tax assets, more likely than not, will not be realized.

At January 31, 2005, the Company had, for Canadian tax purposes, operating losses aggregating approximately $3,290,000.

These losses are available to reduce taxable incomes earned by the Canadian operations of future years and expire as follows:

2006	$361,000
2007	419,000
2008	243,000
2009	231,000
2010	528,000
2011	627,000
2015	881,000

$3,290,000

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

12.	Income Taxes (continued)

The net operating losses available to offset revenues of the US operations are approximately US$4,700,000 and expire at various times through 2017.

13.	Subsequent Events

(a)	The Company announced on February 17, 2005 that it has commenced trading on the Frankfurt Stock Exchange and the Berlin-Bremen Stock Exchange under the symbol WKN A0DJ0G.

(b)	The Company announced on April 12, 2005 that it has granted incentive stock options for the purchase of up to 42,500 shares at a price of $1.70 per share exercisable on or before April 12, 2010, to employees and consultants of the Company.

14.	Differences Between Canadian And United States Generally Accepted Accounting Principles (Canadian GAAP And U.S. GAAP)

These consolidated financial statements and the selected financial data have been prepared under Canadian Generally Accepted Accounting Principles (“Canadian GAAP”).

For each year of presentation, the modifications necessary in order for these consolidated financial statements to conform to U.S. GAAP have been suitably provided as follows:

(a)	Reconciliation of Consolidated Balance Sheet items:

(i) Reconciliation of Total Assets and Liabilities

	2005	2004	2003

Total assets per CDN GAAP	$10,749,628	$10,967,000	$8,888,094
Mineral properties	(8,472,255)	(7,574,347)	(7,159,261)
Total assets per US GAAP	$2,277,373	$3,392,653	$1,728,833

Total liabilities per US/ CDN GAAP	$162,289	$161,095	$387,499

(ii) Reconciliation of Deficit under U.S. GAAP

	2005	2004	2003

Deficit end of year per CDN GAAP	$(20,510,872)	$(19,632,053)	$(18,878,457)
Stock compensation expense	(60,000)	(60,000)	(60,000)
Deferred exploration expenditures, net	(8,472,255)	(7,574,347)	(7,159,261)
Unrealized loss on marketable securities	119,174	119,174	119,174
Unrealized loss on investment securities	19,007	19,007	—
Deficit end of year per US GAAP	$(28,904,946)	$(27,128,219)	$(25,978,544)

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

14.	Differences Between Canadian And United States Generally Accepted Accounting Principles (Canadian GAAP And U.S. GAAP) (continued)
       (b)     Reconciliation of Consolidated Statement of Income items:

Reconciliation of Net Loss under U.S. GAAP

	Year ended	Year ended	Year ended
	January 31, 2005	January 31, 2004	January 31, 2003

Net loss for the year per CDN GAAP	$(878,819)	$(753,596)	$(755,999)
Deferred exploration expenditures	(897,908)	(420,054)	(1,351,302)
Stock based compensation expense	—	—	(60,000)
Writedown of deferred exploration expenditures	—	4,968	10,389
Change in unrealized (gain) loss of marketable securities	—	—	22,686
Unrealized loss on investment security	—	19,007	—
Proceeds of interest disposed of	—	—	58,681

Net loss for the year per U.S. GAAP	$(1,776,727)	$(1,149,675)	$(2,075,545)

       (c)     Loss Per Share U.S. GAAP

	Year ended	Year ended	Year ended
	January 31,	January 31,	January 31,
	2005	2004	2003

Earnings (Loss) Per Share
— basic and diluted	$(0.38)	$(0.31)	$(0.74)
       (d)     Comprehensive Income

Statement of Financial Accounting Standards No. 130 requires the reporting of comprehensive income in addition to net earnings. Comprehensive income includes net income plus other comprehensive income; specifically, all changes in equity of a company during a period arising from non-owner sources.

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

14.	Differences Between Canadian And United States Generally Accepted Accounting Principles (Canadian GAAP And U.S. GAAP) (continued)
       (d)     Comprehensive Income (continued)

Under US GAAP, a statement of changes in shareholders’ equity and comprehensive income in the following format would form a part of the annual financial statement:

Consolidated Statement of Changes in Shareholders’ Equity

							Accumulated
	Share capital				Compre-		other	Total
			Share	Additional	hensive	Retained	compre-	share-
	Number		sub-	paid in	income	earnings	hensive	holders’
	of shares	Amount	scriptions	capital	(loss)	(deficit)	income (loss)	equity

Balance forward, January 31, 2002	2,211,110	$24,427,667	$100,000	$—	$—	$(23,902,999)	$(96,488)	$528,180
Share subscriptions	—	—	(100,000)	—	—	—	—	(100,000)
Issuance of shares (see Note 9)	1,259,884	2,951,385	—	—	—	—	—	2,951,385
Stock-based compensation expense	—	—	—	60,000	—	—	—	60,000
Components of Comprehensive income:
— net income (loss)	—	—	—	—	(2,077,539)	(2,077,539)	—	(2,075,545)
— change in unrealized gain (loss) of marketable securities	—	—	—	—	(22,686)	—	(22,686)	(22,686)

					$(2,098,231)
Balance, January 31, 2003	3,470,994	$27,379,052	$—	$60,000		$(25,978,544)	$(119,174)	$1,341,334

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

14.	Differences Between Canadian And United States Generally Accepted Accounting Principles (Canadian GAAP And U.S. GAAP) (continued)
       (d)     Comprehensive Income (continued)

							Accumulated
	Share capital				Compre-		other	Total
			Share	Additional	hensive	Retained	compre-	share-
	Number		sub-	paid in	income	earnings	hensive	holders’
	of shares	Amount	scriptions	capital	(loss)	(deficit)	income (loss)	equity

Balance forward, January 31, 2003	3,470,994	$27,379,052	$—	$60,000	$—	$(25,978,544)	$(119,174)	$1,341,334
Share subscriptions	—	—	791,720	—		—	—	791,720
Issuance of shares (see Note 9)	890,691	2,267,186	—	—	—	—	—	2,267,186
Components of comprehensive income:
— net income (loss)	—	—	—	—	(1,149,675)	(1,149,675)	—	(1,149,675)
— change in unrealized gain (loss) of marketable securities	—	—	—	—	(19,007)	—	(19,007)	(19,007)

					$(1,168,682)

Balance, January 31, 2004	4,361,685	$29,646,238	$791,720	$60,000		$(27,128,219)	$(138,181)	$3,231,558
Share subscriptions	—	—	(791,720)	—		—	—	(791,720)
Issuance of shares (see Note 9)	287,220	1,108,440	—	—	—	—	—	1,108,440
Stock-based compensation expense	—	—	—	343,533	—	—	—	343,533
Components of comprehensive income:
— net income (loss)	—	—	—	—	(1,776,727)	(1,776,727)	—	(1,776,727)
— change in unrealized gain (loss) of marketable securities	—	—	—	—	—	—	—	—

					$(1,776,727)

Balance, January 31, 2005	4,648,905	$30,754,678	$—	$403,533		$(28,904,946)	$(138,181)	$2,115,084

       (e)     Supplemental Financial Information

(i) Reconciliation of Cash Flows Under U.S. GAAP

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

14.	Differences Between Canadian And United States Generally Accepted Accounting Principles (Canadian GAAP And U.S. GAAP) (continued)
   Cash Flows from Operating Activities

	2005	2004	2003

Cash provided by (used in) operating activities per CDN GAAP	$(1,289,204)	$(300,820)	$(345,611)
Deferred exploration expenditures	(897,908)	(420,054)	(1,195,479)
Proceeds of interest disposed of	—	—	58,681
Cash provided by (used in) operating activities per US GAAP	$(2,187,112)	$(720,874)	$(1,482,409)

                   Cash Flows from Investing Activities

	2005	2004	2003

Cash provided by (used in) investing activities per CDN GAAP	$914,246	$264,756	$(2,343,369)
Deferred exploration expenditures	(897,908)	420,054	1,195,479
Proceeds from sale of mineral interest	—	—	(58,681)
Cash provided by (used in) investing activities per US GAAP	$16,338	$684,810	$(1,206,571)
       (f)      New Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs — an amendment of ARB No. 43, Chapter 4”, which is the result of the FASB’s project to reduce differences between U.S. and international accounting standards. SFAS No. 151 requires idle facility costs, abnormal freight, handling costs, and amounts of wasted materials (spoilage) be treated as current period costs. Under this concept, if the costs associated with the actual level of spoilage or production defects are greater than the costs associated with the range of normal spoilage or defects, the difference would be charged to current-period expense, not included in inventory costs. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 does not have an impact on the Company’s consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123(R), “Accounting for Stock-Based Compensation”. SFAS 123(R) establishes standards for the accounting for transaction s in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of this new accounting pronouncement does not have material impact on the Company’s consolidated financial statements.

In May 2005, the FASB issued Statement of Financial Accounting Standards SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of AFB Opinion No. 20 and FASB Statement No. 3”. SFAS 154 requires retrospective application to prior period’s financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effects of the change. SFAS 154 also requires that

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

14.	Differences Between Canadian And United States Generally Accepted Accounting Principles (Canadian GAAP And U.S. GAAP) (continued)
       (f)      New Accounting Pronouncements (continued)

retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non- discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The adoptions of this new accounting pronouncement does not have a material impact on its consolidated financial position, results of operations or cash flows.
       (g)     Stock options

In 1995 FASB issued SFAS No. 123 “Accounting for Stock-Based Compensation”, which contains a fair value-based method for valuing stock-based compensation that entities may use. This measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. For U.S. GAAP purposes management accounts for options under Accounting Principles Board (“APB”) No. 25 “Accounting for Stock Issued to Employees”, under which no compensation is recognized in connection with options granted to employees and directors except if options are granted at a strike price below fair value of the underlying stock. If the alternative accounting-related provisions of SFAS No. 123 had been adopted as of the beginning of 1996, the effect on 2001 U.S. GAAP net loss per share would have been immaterial.

In fiscal year 2003, the fair value of each option granted to employees and directors has been estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 3.5%; dividend yield 0%; volatility of 98%; and 3.41 years of expected lives. The weighted average fair value of options granted in 2003 is $0.25.

Based on the computed option values and the number of the options issued, had the Company recognized compensation expense, the following would have been its effect on the Company’s loss for the 2003 year and loss per share:

2003

Loss for the year:
— as reported	$(2,077,539)
— pro-forma	$(2,129,399)
Basic and diluted loss per share:
— as reported	$(0.74)
— pro-forma	$(0.76)

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

14.	Differences Between Canadian And United States Generally Accepted Accounting Principles (Canadian GAAP And U.S. GAAP) (continued)
       (g)      Stock options (continued)

For the year 2005 and 2004, there were no reportable differences between the reported amounts and the pro-forma fair value model.

In March 2000 the Financial Accounting Standards Board issued “Interpretation #44, Accounting For Certain Transactions Involving Stock Compensation” among other issues, this interpretation clarifies:

(i) The definition of employee for purposes of applying opinion 25.

(ii) The criteria for determining whether a plan qualifies as a noncompensatory plan.

(iii) The accounting consequence of various modifications of the terms of a previously fixed stock option or award, and

(iv) The accounting for an exchange of stock compensation awards in a business combination.

In relation to (iii) the interpretation states, “if the exercise price of a fixed stock option award is reduced, the award shall be accounted for as a variable from the date of the modification to the date the award is exercised, is forfeited, or expires unexercised, the exercise price of an option award has been reduced if the fair value of the consideration required to be remitted pursuant to the award’s original terms”.

(h)	Statement of Cash Flow

(i) Supplemental Disclosure of Cash Flow Information

Cash paid during the year for:	2005	2004	2003

Interest	$145	$730	$1,315
Income taxes	$—	$—	$—

(i)	Additional Disclosure Required by U.S. GAAP

(i) Asset Retirement Obligations

Under U.S. GAAP there is a requirement to report the fair value of a liability for an asset retirement obligation in the period in which it occurred if a reasonable estimate of the fair value can be made. The associated asset retirement costs are to be capitalized as a part of the carrying value of the long-lived asset to which they relate.

While the Company acknowledges their land mediation obligations, the ultimate amount to be incurred and the timeline for the incurrence is at best uncertain. Management has estimated, on an undiscounted basis and before an adjustment for

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

14.	Differences Between Canadian And United States Generally Accepted Accounting Principles (Canadian GAAP And U.S. GAAP) (continued)

(i)	Additional Disclosure Required by U.S. GAAP (continued)

(i) Asset Retirement Obligations (continued)

inflation, that the costs would approximate $277,000. In accordance with U.S. GAAP future asset retirement obligations are not to be recorded in those instances where the timing of or the amounts of remediation costs to be incurred cannot be reasonably estimated. Management will continue with their efforts to assess their asset retirement obligations and the associated liability will be recognized in the period in which sufficient information exists to estimate the costs and date of remediation.

The Company has adopted SFAS No. 143 effective February 1, 2003 for the purposes of the U.S. GAAP reconciliation note. Canadian GAAP was aligned with U.S. GAAP effective February 1, 2004.

(ii) Concentrations of Credit Risk

At January 31, 2005, 2004 and 2003, the Company had approximately $nil, $nil and $nil, respectively, in cash balances at financial institutions which were in excess of the insured limits.

(iii) Operations in a Foreign Country

The Company is subject to numerous factors relating to conducting business in a foreign country (including, without limitation, economic, political and currency risk), any of which could have a significant impact on the Company’s operation.

The Company’s U.S. subsidiaries, Coral Resources, Inc. and Coral Energy Corporation of California are subject to U.S. corporation tax on profits.

(j)	Additional Disclosure Required by SEC

The SEC requires that related party transactions be disclosed as a separate line in the financial statements. Under this requirement, the following related party transactions would have been shown separately as related party balances in the financial statements:

(i) Advances receivable include $28,003 (2004 — $28,003; 2003 — $33,003) due from a joint venture with common management and common directors and $31,427 (2005: $122,048 less an allowance for bad debt of $90,621; 2004: $101,920 less an allowance for bad debt of $90,621; 2003: $90,621 less an allowance for bad debt of $90,621) with two companies with common management and common directors.

(ii) Consulting fees of $30,000 (2004 — $22,500; 2003 — $nil) were paid to a company owned by a director.

(iii) Management fees of $75,000 (2004 — $90,000; 2003 — $74,500) were paid to a company owned by a director.

CORAL GOLD RESOURCES LTD.
(formerly Coral Gold Corp.)
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
January 31, 2005, 2004 and 2003
(In Canadian Dollars)

14.	Differences Between Canadian And United States Generally Accepted Accounting Principles (Canadian GAAP And U.S. GAAP) (continued)

(j)	Additional Disclosure Required by SEC (continued)

(iv) An allowance in the amount of $209,840 has been accrued in respect of advances made to a company with common management.

(v) Investment securities and marketable securities would be noted as a related party on the balance sheet.

(b)	Deferred Exploration Expenditures

The Company follows the policy of deferring all acquisition and exploration costs relating to the mineral properties held. Under US GAAP, the deferred exploration expenditures would have been expensed in the year they were incurred (see note 14(a) to 14(e)).

CORAL GOLD RESOURCES LTD.
(formerly CORAL GOLD CORP.)
MANAGEMENT’S DISCUSSION AND ANALYSIS
FOR THE YEAR ENDED JANUARY 31, 2005

The following discussion and analysis of the operations, results and financial position of Coral Gold Resources Ltd. (the “Company”) for the year ended January 31, 2005 should be read in conjunction with the January 31, 2005 consolidated annual financial statements and the notes thereto. The effective date of this Discussion and Analysis (“MD&A”) is May 13, 2005. Additional information relating to the Company is available on SEDAR at www.sedar.com.
Forward Looking Statements
Except for historical information, the MD&A may contain forward looking statements. These statements involve known and unknown risks, uncertainties, and other factor that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievement expressed or implied by these forward looking statements.
Business Overview
The Company’s principal business activities are the exploration and development of mineral properties. The Company’s mining claims are located in the states of Nevada and California in the United States. The Company’s present principal exploration activities have been focused on the Robertson Mining Claims located in Crescent Valley, Nevada.
Robertson Property
The Company received approval from the Bureau of Land Management to conduct additional exploratory drilling at its 100% owned Robertson Property located in Crescent Valley, NV. The purpose of the drilling was to expand the 39A Zone resource and evaluate the potential depth extent of the high-grade structural zones in the Gold Pan resource area. A recent reinterpretation of previous drilling conducted by Amax Gold and Cortez Gold Mines in the 39A Zone, suggested potential for significantly expanding that resource to the west and southwest.
The April 2004 drilling program consisted of 10 reverse-circulation (RC) drill holes, CR04-1 through CR04-10, totaling 6,560 ft that ranged from 485-ft to 800-ft-deep. Eight of the RC holes were directed at the 39A Zone expansion and two holes were aimed at assessing the depth extent of the east-west striking high-grade structural zones in the Gold Pan resource area.
All of the holes encountered strongly anomalous gold values. The 2004 drilling resulted in a modest increase to the 39A resource and provided a better definition of the western margin of the 39A Zone mineralization. A series of step-out holes (CR04-3 through CR04-7) indicate that the expansion of low to moderate grade gold to the west is limited to about 100 ft. However, drilling along the east side of the 39A Zone (CR04-8) expanded not only low to moderate grade mineralization, but also high-grade gold (30 ft averaging 0.229 oz Au/t, from 675 ft) over 100 ft to the east and north from previous drill intersections. This portion of the 39A Zone remains open for minor expansion both to the east and north.
Of the five holes, CR04-3 through CR04-7, drilled along the suspected westward extension of the 39A Zone, all encountered at least narrow low-grade gold intercepts and two holes, CR04-5 and CR04-7 cut significant intervals, including 15 ft averaging 0.15 oz Au/t starting at 35 ft and a 150 ft intercept averaging 0.032 oz Au/t, from 510 ft, respectively.
Results from a single step-out hole, CR04-8, drilled along the east side of the 39A Zone intersected a 195-ft-thick interval that averaged 0.059 oz Au/t, from 575 ft, including 80 ft averaging 0.111 oz Au/t, starting at 630 ft. Also included within this interval is a 30 ft zone averaging 0.229 oz Au/t, starting at 675 ft.
Results from drilling the projection of the 39A Zone to the southwest were inconclusive because the two holes, CR04-1 and CR04-2, encountered a post-mineral, quartz-feldspar porphyry dike over critical portions

CORAL GOLD RESOURCES LTD.
(formerly CORAL GOLD CORP.)
MANAGEMENT’S DISCUSSION AND ANALYSIS
FOR THE YEAR ENDED JANUARY 31, 2005

in their respective holes. Although the drilling did not test the projected intervals in the footwall of the dike, the potential extension of high-grade mineralization in the southwest direction has not been excluded.
Drilling in the Gold Pan Zone appears to have successfully extended mineralization to a depth of at least 500 ft in hole CR04-9. The hole encountered a series of mineralized zones beginning at 50 ft, and continuing to a depth of 720 ft.
The November 2004 drilling program, which began November 29, 2004 and was completed December 21, 2004, consisted of 10 vertical reverse-circulation (RVC) drill holes, CR04-11 through CR04-20, totaling 7,200 ft. Depth of the holes ranged from 500-ft to 850-ft-deep. Eight of the RVC holes were directed at expanding the 39A Zone resources and two holes were aimed at assessing a potential northwest extension of mineralization in the Porphyry Zone resource area.
Nine of ten holes encountered ore-grade interval over thicknesses ranging from 75 ft to 230 ft. A summary of assay results are presented below in Table 1. The latest 2004 drilling resulted in a modest increase to the high-grade portion of the 39A resource and two step-out holes, CR04-13 and CR04-18, expanded it over 100 ft to the north and 150 ft east, respectively. Results from these holes provide strong evidence that the mineralization remains robust with excellent potential for significant expansion both to the east and north.
Of the eight holes, CR04-11 through CR04-18, drilled in the 39A Zone, all holes but one (CR04-11) cut significant mineralization. Holes CR04-15 through CR04-17 extended higher grade mineralization intersected previously in drill holes AT-39A (95’/0.134 oz Au/t), AT-49 (200’/0.124 oz Au/t), CAT-6 (150/0.163 oz Au/t) and CAT-59 (155’/0.149 oz Au/t) to the south and east. Results of offsetting these holes by the recent Coral drilling, using a 0.02 oz Au/t cutoff grade, include: 160 ft averaging 0.114, starting at 600 ft, in CR04-15; 145 ft averaging 0.092 oz Au/t, from 545 ft, in CR04-16; and 200 ft averaging 0.121 oz Au/t, from 510 ft, returned in CR04-17.
Important results were also returned from holes CR04-13 and CR04-18, which extended 39A mineralization over 100 ft north and 150 ft east. Hole CR04-13, which offset drill holes AT-302 and 99401, encountered much stronger strong chlorite-quartz flooding-sulfide alteration and a thicker mineralized zone than was cut in the earlier holes. These results also suggest that mineralization intersected in hole 99403 (100’/0.028 oz Au/t), collared 250 ft to the northwest of CR04-13, may represent the low-grade western edge of the 39A Zone. Hole CR04-18, which offset drill holes AT-40 (115’/0.088 oz Au/t) and 99410 (no ore-grade intervals) also encountered very strong chlorite-quartz flooding-sulfide alteration and nearly the same thickness of mineralization. These results suggest excellent potential for expanding 39A mineralization eastward.
Norma Sass Property
The Company holds a 2/3 interest and Levon Resources Ltd. (“Levon”) holds a 1/3 rd interest in certain mining claims known as the Norma Sass Property, consisting of a leasehold interest in 73 unpatented mining claims, and the ownership rights to two additional unpatented mining claims, all located in Lander County, Nevada (collectively, the “Norma Sass Property”). A third party holds a 3% net smelter returns royalty on the production from some of these mining claims, up to a limit of USD$1,250,000.
In December 2004, Coral and Levon assigned, sub-leased and granted a mining lease to a subsidiary of Agnico-Eagle Mines Ltd. (“AGE”) of the Norma Sass Property. A minimum of 13,000 ft of exploration drilling is guaranteed to be completed as part of the first year’s minimum work commitment. The initial advance royalty payment has been paid and received. Upon making the second and third year’s anniversary advance royalty payments, AGE will be obligated to complete the associated minimum work commitment for that year. After the third anniversary, or at anytime after the completion of at least 45,000 ft of drilling, AGE will have earned a 51% interest in the Norma Sass Property.

CORAL GOLD RESOURCES LTD.
(formerly CORAL GOLD CORP.)
MANAGEMENT’S DISCUSSION AND ANALYSIS
FOR THE YEAR ENDED JANUARY 31, 2005

AGE at its option may provide the funds to acquire the leased claims from the underlying owners of such claims for the benefit of AGE, Coral and Levon, to earn an additional 24% interest (bringing AGE’s total interest to 75%). AGE will then have the option of acquiring the remaining 25% interest by producing a positive feasibility study and making a positive production decision.
At the fifth anniversary and every year thereafter until production occurs, the advance royalty payment will be $150,000 per annum. All advance royalty payments will be credited towards AGE’s payment of a royalty of 2.5% net smelter returns from production to Coral and Levon. AGE has reserved the right to purchase 1% of this net smelter returns royalty (to reduce the royalty to Coral and Levon to 1.5%) for a cash payment of USD$1.0 million. Coral and Levon have agreed to share in any benefits from the agreement with AGE in proportion to their current respective interests in the Norma Sass Property.
Results of Operations
Three months ended January 31, 2005 (“Q4-2005”) compared with the three months ended January 31, 2004 (“Q4-2004”)
The loss for the three months ended January 31, 2005 was $472,890 compared with a loss of $119,187 for the three months ended January 31, 2004. The significantly higher loss in the current quarter is primarily due to the $343,533 in stock based compensation charged to operations during that period whereas there was no such expense for Q4-2004. When this item is factored out, the loss for Q4-2005 would only be $129,357 as compared to $119,187 for Q-2004.
The Company adopted the Canadian Institute of Chartered Accountants Handbook, Section 3870 (“CICA 3870”), Stock-based compensation and other stock-based payments, which establishes new standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services. Section 3870 sets out a fair value based method of accounting that is required for all stock-based transactions. Under the recommendation, direct awards of stock granted to employees and directors are recorded at fair value on the date of grant and the associated expense is amortized over the vesting period.
General and administrative expenses
General and administrative expenses totaled $495,293 for Q4-2005 compared with $155,614 for Q4-2004, an increase of $339,679. The increase is primarily due to the stock based compensation expense as noted above. General and administrative expenses actually decreased by $3,854 when the stock based compensation expense is excluded.
During Q4-2005 there were modest increases in professional fees, consulting fees, salaries and benefits, and travel expenses. These increases were offset by a $31,604 decrease in office and miscellaneous expenses and a $15,000 decrease in management fees in conjunction with modest decreases to transfer agent and listing and filing fees. This is a result of the company being able to focus more on exploration activities and less on corporate overhead. There was $240,745 incurred on mineral property expenditures in Q4-2005 as compared to $35,843 for Q4-2004, an increase of $204,902.
Twelve months ended January 31, 2005 (“YTD-2005”) compared with the twelve months ended January 31, 2004 (“YTD-2004”).
The loss for the twelve months ended January 31, 2005 was $878,819 compared with a loss of $753,596 for the twelve months ended January 31, 2004, an increase of $125,223. The main reason for the increase is the stock-based compensation expense of $343,533 as discussed above. There were no write downs of investments or mineral properties during the 2005 fiscal year as there were in the 2004 fiscal year. The foreign exchange loss decreased from $140,623 to $46,520 in the current year due to the stronger Canadian

CORAL GOLD RESOURCES LTD.
(formerly CORAL GOLD CORP.)
MANAGEMENT’S DISCUSSION AND ANALYSIS
FOR THE YEAR ENDED JANUARY 31, 2005

dollar and the reclamation bond remaining at US$406,000. The reclamation bond is converted to Canadian currency using the exchange rate as of the balance sheet date. The change in the exchange rate from January 31, 2004 to January 31, 2005 resulted in a decrease of $33,662 to the reclamation bond and comprises the majority of the foreign exchange loss for the year.
General and administrative expenses
General and administrative expenses totaled $866,085 for YTD-2005 compared with $640,502 for YTD-2004, an increase of $225,583. As noted earlier this increase is due to a stock-based compensation expense of $343,533 in the current year as compared to $nil for the 2004 fiscal year. Due to the increase in mineral property related activities and support staff, consulting fees and salaries and benefits increased by $12,218 and $24,492 respectively. The 2005 fiscal year has benefited from the efforts in the 2004 fiscal year to promote company awareness, establish a web site, and meet filing and listing requirements. The results are decreases in investor relations and shareholder information costs of $69,142, listing and filings fees of $23,198, office and miscellaneous expenses of $24,963 and professional fees of $6,263. Travel expenditures, directors’ fees, and management fees also experienced a decrease in the 2005 fiscal year.
Selected Annual Information
The following financial data is derived from the Company’s financial statements for the three most recently completed financial years:

	January 31,	January 31,	January 31,
	2005	2004	2003

	$	$	$
Loss before other items	(832,299)	(625,318)	(527,967)
Loss per share	(0.19)	(0.20)	(0.27)
Total Assets	10,749,628	10,967,000	8,888,094
Total Liabilities	162,289	161,095	387,499
Working Capital	1,469,909	2,601,586	43,181
During the 2005 fiscal year, the Company incurred a loss of $878,819 (2004 — a loss of $753,596) and a net loss per share of $0.19 (2004 — a net loss per share of $0.20). The 2005 loss includes interest income of $33,786, an increase of $18,602 from 2004 and a foreign exchange loss of $46,520, a decrease of $94,103 from 2004. The increase in interest income was due to a short term guaranteed investment certificate ranging from $1,350,000 to $2,000,000 being held through the year.
Total assets have stayed relatively stable from the 2004 fiscal year to the 2005 fiscal year due to the increase in mineral property expenditures offsetting the fewer funds being raised from private placements in the 2005 fiscal year. Mineral property expenditures increased by $897,908 compared to an increase of $420,054 in 2004. The net issuance of shares for cash raised $1,108,440 during the current year compared to $2,267,186 in 2004, a decrease of $1,158,746. This has resulted in the working capital being reduced by $1,131,677 over the course of 2005.
The Company remains free of long term interest bearing debt as the total liabilities amount of $162,289 is current in nature. The Company is aware of an asset retirement obligation regarding reclamation of mineral properties which would be a long term liability. While the Company acknowledges their land mediation obligations, the ultimate amount to be incurred and the timeline for the incurrence is at best uncertain. Management has estimated, on an undiscounted basis and before an adjustment for inflation, that the costs would approximate $277,000. Management will continue to assess their asset retirement obligations and the associated liability will be recognized in the period in which sufficient information exists to estimate the costs and date of remediation.

CORAL GOLD RESOURCES LTD.
(formerly CORAL GOLD CORP.)
MANAGEMENT’S DISCUSSION AND ANALYSIS
FOR THE YEAR ENDED JANUARY 31, 2005

Summary of Quarterly Results

	2005	2004	2004	2004	2004	2003	2003	2003
	Jan. 31	Oct. 31	Jul. 31	Apr. 30	Jan. 31	Oct. 31	Jul. 31	Apr. 30
Period ended	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

	$	$	$	$	$	$	$	$
Loss	(472,890)	(195,850)	(113,781)	(96,297)	(119,187)	(298,913)	(123,892)	(211,604)

Loss per share	(0.10)	(0.04)	(0.03)	(0.02)	(0.03)	(0.09)	(0.04)	(0.06)

Total assets	10,749,628	10,730,245	10,970,422	11,094,375	10,967,000	9,973,553	8,599,504	8,776,303

The general trend has been an increase in overall expenses because of the increase in exploration activities, the associated support staff, continuing efforts to promote company awareness, and accounting for stock-based compensation. Higher than usual prior quarter’s losses in 2004 include the effect of mineral property and advances write offs whereas there are no such items for the current year.
Liquidity and Capital Resources
At January 31, 2005, the Company had cash and cash equivalents of $1,472,146 and working capital of $1,469,909. The Company feels it has sufficient cash on hand at this time to finance planned exploration work on its mineral properties and maintain operations. Mineral exploration and development is capital intensive and in order to maintain its interests, the Company will likely be required to raise new equity capital in the future. The Company invested $897,908 in 2005 on mineral exploration, of which $890,202 was expended on its Robertson property. There is no assurance that the Company will be successful in raising new equity capital.
Off-Balance Sheet Arrangements
The Company has no off-balance sheet arrangements.
Transactions with Related Parties
Related party transactions for the 2005 fiscal year are as follows:

(a)	Advances receivable include $28,003 (2004 — $28,003) due from a joint venture with common management and common directors and $31,427 (2005: $122,048 less an allowance for bad debt of $90,621; 2004: $101,920 less an allowance for bad debt of $90,621) with two companies with common management and common directors.

(b)	Advances payable include $31,333 (2004 — $36,833) due to Directors in regards to past directors’ fees; $32,540 (2004 — $32,540) due to a company with common management and common directors; and $1,783 (2004 — $1,064) to a company controlled by a Director.

(c)	Consulting fees of $30,000 (2004 — $22,500) were paid to a company owned by a director.

(d)	Management fees of $75,000 (2004 — $90,000) were paid to a company owned by a director.

(e)	Directors’ fees of $14,000 (2004 — $24,000) were paid to directors of the Company.

(f)	An allowance in the amount of $209,840 has been accrued in respect of advances made to a Company with common management.

(g)	The loan receivable of $50,000 is due from a subsidiary of a related company that provides drilling services. The amount due is non-interest bearing, unsecured and due on demand.

CORAL GOLD RESOURCES LTD.
(formerly CORAL GOLD CORP.)
MANAGEMENT’S DISCUSSION AND ANALYSIS
FOR THE YEAR ENDED JANUARY 31, 2005

Changes in Accounting Policies
None.
Outstanding Share Data
On July 30, 2004, the Company obtained shareholder approval for the 10:1 consolidation of its share capital. This was undertaken in order to allow the Company to obtain access to additional capital, when required, to maintain uninterrupted exploration work on the Robertson property.
At January 31, 2005 there were 4,648,905 post-consolidated common shares outstanding.
Summary of stock options outstanding is as follows:

		Number of
		shares remaining
Exercise price per share	Expiry date	subject to options

$2.50	September 5, 2005	142,600
$1.70	December 1, 2009	392,900

		535,500

Summary of warrants outstanding is as follows:

		Number of
Exercise price per share	Expiry date	underlying shares

$3.10	October 12, 2005	412,900
$3.60	November 17, 2005	204,425
$3.90	December 19, 2005	102,956
$4.80	February 16, 2006	104,380
$5.50	February 17, 2006	150,840

		975,501

Subsequent Events
The Company announced on February 17, 2005 that it has commenced trading on the Frankfurt Stock Exchange and Berlin-Bremen Stock Exchange under the symbol WKN A0DJ0G.
The Company announced on April 12, 2005 that it has granted incentive stock options for the purchase of up to 42,500 shares at a price of $1.70 per share exercisable on or before April 12, 2010, to employees and consultants of the Company.

CORAL GOLD RESOURCES LTD.
400-455 Granville Street
Vancouver, BC
Canada V6C 1T1
Phone: (604) 682-3701
Fax: (604) 682-3600
Web: www.coralgold.com
Info: ir@coralgold.com
Q3 INTERIM FINANCIAL STATEMENTS
FOR PERIOD ENDING OCTOBER 31, 2005
Shares Traded
TSX Venture Exchange
Symbol: CGR
OTCBB
Symbol: CGREF
Frankfurt/ Berlin-Bremen
WKN A0DJ0G
Directors and Officers
Robert McEwen, Director & Executive Chairman
Matt Wayrynen, Director & President
Lloyd Andrews, Director & Chairman
Chris Sampson, Director & VP Explorations
Louis Wolfin, Director
David Wolfin, Director
William Glasier, Director
Florian Riedl-Riedenstein, Director
Gary Robertson, Director
Connie Lillico, Secretary
NOTICE OF NO AUDITOR REVIEW OF INTERIM FINANCIAL STATEMENTS
Under National Instrument 51-102, Part 4, subsection 4.3(3)(a), if an auditor has not performed a review of the interim financial statements, they must be accompanied by a notice indicating that the financial statements have not been reviewed by an auditor.
The accompanying unaudited interim financial statements of the Company have been prepared by and are the responsibility of the Company’s management. The Company’s independent auditor has not performed a review of these financial statements in accordance with the standards established by the Canadian Institute of Chartered Accountants for a review of interim financial statements by an entity’s auditor.

CORAL GOLD RESOURCES LTD.
Consolidated Balance Sheets
(Prepared by Management)

	October 31,	January 31,
	2005	2005

	$	$
	(Unaudited)	(Audited)
Assets
Current
Cash and cash equivalents	643,748	1,472,146
Advances receivable (note 7(b))	87,702	78,101
Marketable securities	57,359	57,359
Prepaid expenses	15,716	12,647
Share subscriptions receivable	—	11,945

	804,525	1,632,198
Investment securities	72,575	72,575
Investment in subsidiary (note 4)	549,785	—
Loan receivable (note 7(e))	83,000	50,000
Equipment	3,895	4,543
Mineral properties (note 5)	9,015,648	8,472,255
Reclamation deposit	274,965	518,057

	10,804,393	10,749,628

Liabilities
Current
Accounts payable and accrued liabilities	41,295	85,937
Advances payable (note 7(c))	87,213	76,352

	128,508	162,289

Shareholders’ Equity
Share capital (note 6)	31,305,363	30,754,678
Contributed surplus	379,933	343,533
Deficit	(21,009,411)	(20,510,872)

	10,675,885	10,587,339

	10,804,393	10,749,628

NOTE 1 — NATURE OF OPERATIONS
Approved by the Directors:

“Matthew Wayrynen”	“Louis Wolfin”

Director	Director

CORAL GOLD RESOURCES LTD.
Consolidated Interim Statements of Operations and Deficit
(Unaudited — Prepared by Management)

	Three months ended		Nine months ended
	October 31,		October 31,

	2005	2004	2005	2004

Revenue
Interest income	$3,071	$8,378	$8,968	$24,132

Expenses
Amortization	205	285	648	852
Consulting fees	7,656	12,345	27,676	30,230
Investor relations and shareholder information	16,467	10,979	55,893	57,222
Legal and accounting	45,253	20,542	96,865	35,634
Listing and filing fees	6,124	7,555	13,705	16,902
Management fees	22,500	22,500	67,500	67,500
Office and miscellaneous	11,482	26,827	46,403	87,515
Salaries and benefits	21,649	22,747	71,384	47,211
Stock-based compensation	—	—	36,400	—
Transfer agent fees	1,621	6,390	6,511	11,420
Travel	9,343	11,389	48,758	16,306

	142,300	141,559	471,743	370,792

Operating loss	(139,229)	(133,181)	(462,775)	(346,660)
Other items
Foreign exchange loss	(29,024)	(62,669)	(35,764)	(63,289)
Gain on sale of equipment	—	—	—	4,020

Loss for the period	(168,253)	(195,850)	(498,539)	(405,929)
Deficit, beginning of period	(20,841,158)	(19,842,132)	(20,510,872)	(19,632,053)

Deficit, end of period	(21,009,411)	(20,037,982)	(21,009,411)	(20,037,982)

Loss per share	$(0.03)	$(0.04)	$(0.11)	$(0.09)

Weighted average number of common shares outstanding	4,827,387	4,648,905	4,710,232	4,642,105

CORAL GOLD RESOURCES LTD.
Consolidated Interim Statements of Cash Flows
(Unaudited – Prepared by Management)

	Three months ended		Nine months ended
	October 31,		October 31,

	2005	2004	2005	2004

	$	$	$	$
Cash flows from (used in) operating activities
Loss for the period	(168,253)	(195,850)	(498,539)	(405,929)
Adjustments for items not involving cash:
— amortization	205	285	648	852
— stock based compensation	—	—	36,400	—

	(168,048)	(195,565)	(461,491)	(405,077)
Change in non-cash working capital:
— advances receivable	(13,979)	(7,818)	(9,601)	(13,149)
— prepaid expenses	12,021	(730)	(3,069)	3,998
— share subscription receivable	—	(11,945)	11,945	58,700
— accounts payable and accrued liabilities	(95,862)	(10,891)	(44,642)	(65,897)
— advances payable	17,166	(33,435)	10,861	(70,873)

	(248,702)	(260,384)	(495,997)	(492,298)

Cash flows from (used in) investing activities
Mineral properties acquisition and exploration expenditures incurred	(257,582)	(238,747)	(543,393)	(657,163)
Investment in subsidiary	(549,785)	—	(549,785)	—
Loan receivable	—	—	(33,000)	—
Decrease (increase) in reclamation deposit amounts	237,777	45,364	243,092	43,746

	(569,590)	(193,383)	(883,086)	(613,417)
Cash flows from financing activities
Issuance of shares for cash, net	—	—	900	1,097,664
Issuance of shares for subsidiary	549,785	—	549,785	—
Share subscriptions	—	—	—	(791,720)

	549,785	—	550,685	305,944

Net increase (decrease) in cash and cash equivalents	(268,507)	(453,767)	(828,398)	(799,771)
Cash and cash equivalents,
beginning of period	912,255	2,221,152	1,472,146	2,567,156

Cash and cash equivalents,
end of period	643,748	1,767,385	643,748	1,767,385

CORAL GOLD RESOURCES LTD.
Notes to Consolidated Interim Financial Statements
October 31, 2005
(Unaudited — Prepared by Management)

1.	Nature of operations

These financial statements have been prepared on a going-concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business in the foreseeable future. The Company is in the process of exploring its mineral interests and has not yet determined whether these properties contain ore reserves that are economically recoverable. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the discovery of economically recoverable mineral reserves, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production.

The Company has incurred recurring operating losses which require additional funds to meet its obligations and maintain its operations. Management’s plan in this regard is to raise equity financing as required.

The Company is in the business of exploration of mineral properties and has not generated any operating revenues to date. The Company has positive working capital of $676,017 at October 31, 2005 (January 31, 2005: $1,469,909).

2.	Basis of presentation

These unaudited interim financial statements have been prepared in accordance with the instructions for the preparation of such financial statements contained in the CICA Handbook Section 1751. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such instructions. These unaudited interim financial statements should be read in conjunction with the audited financial statements and accompanying notes thereto for the fiscal year ended January 31, 2005. These interim financial statements have not been reviewed by an auditor.

In the opinion of the Company’s management, all adjustments considered necessary for a fair presentation of these unaudited financial statements have been included and all such adjustments are of a normal recurring nature. Operating results for the three month period and nine month period ended October 31, 2005 are not necessarily indicative of the results that can be expected for the year ended January 31, 2006.

3.	Comparative figures

Certain of the comparative figures for 2004 have been reclassified, where applicable, to conform to the presentation adopted for the current year.

4.	Investment in subsidiary

During the quarter, the Company arranged the purchase of 1,391,860 shares of Marcus Corporation (“Marcus”). Marcus is a non-reporting Nevada corporation, which owns the Marcus mining claims, consisting of 39 unpatented lode claims and two placer claims, and which comprise a portion of the Company’s Robertson Property. By acquiring the Marcus shares, the Company controls Marcus, and owns an indirect interest in the mining lease between the Company and Marcus, which provides for an annual advanced royalty to Marcus of US$12,000, and a 5% net smelter returns royalty up to a maximum payment of US$2.5 million. The mining lease with Marcus expires in 2007.

CORAL GOLD RESOURCES LTD.
Notes to Consolidated Interim Financial Statements
October 31, 2005
(Unaudited — Prepared by Management)

4.	Investment in subsidiary (continued)

In consideration of the acquisition, the Company issued one common share of the Company for every four (4) common shares of Marcus, for a total of 347,965 common shares of the Company. In addition, each tendering Marcus shareholder received a non-transferable share purchase warrant, permitting such shareholders to purchase one additional common share of the Company at an exercise price of $2.00 per share for a period of up to two years from September 15, 2005, for every two (2) shares of the Company received on the share exchange.

5.	Mineral properties

The following is a summary of mineral property expenditures for the nine months ended October 31, 2005:

Balance, beginning of period		$8,472,255
Robertson Project
Assays	$46,607
Drilling	195,887
Eng consulting	29,146
General supplies	1,526
Geo consulting	80,838
Lease payments	76,159
Reclamation	6,617
Reclamation bond insurance	9,640
Repairs and maintenance	801
Salaries and benefits	214
Taxes, licenses & permits	89,293
Water analysis	1,324

Total expenditures for Robertson Project		538,051
Eagle Property
Taxes, licenses & permits	3,338

Total expenditures for Eagle Property		3,338
JDN Property
Taxes, licenses & permits	2,004

Total expenditures for JDN Property		2,004

Balance, end of period		$9,015,648

CORAL GOLD RESOURCES LTD.
Notes to Consolidated Interim Financial Statements
October 31, 2005
(Unaudited — Prepared by Management)

6.	Share capital
       (a)     Authorized unlimited common shares without par value
       (b)     Issued

	2005		2004

	Shares	Amount	Shares	Amount

Balance, January 31,	4,648,905	$30,754,678	4,361,685	$29,646,238
Private placements	—	—	255,220	1,039,458
Exercise of warrants	—	—	1,600	4,960
Exercise of stock options	—	—	10,000	25,000
Share issuance costs	—	—	—	(22,984)

Balance, April 30,	4,648,905	30,754,678	4,628,505	30,692,672
Exercise of stock options	7,000	11,900	20,400	51,000
Cancelled shares	(2,500)	(11,000)	—	—

Balance, July 31,	4,653,405	30,755,578	4,648,905	30,743,672
Share exchange (Marcus)	318,014	502,462	—	—
Share exchange (Marcus)	29,950	47,323	—	—

Balance, October 31,	5,001,369	$31,305,363	4,648,905	$30,743,672

       (c)     Share purchase warrants

A summary of share purchase warrants transactions for the year to date is as follows:

Number of
underlying
shares

Balance, January 31, 2005	975,501
Granted	—
Exercised	—

Balance, April 30, 2005	975,501
Granted	—
Exercised	—
Cancelled	(2,500)

Balance, July 31, 2005	973,001
Expired	(12,900)
Granted	159,001
Granted	14,974

Balance, October 31, 2005	1,134,076

As at October 31, 2005, the following share purchase warrants were outstanding:

Number of	Exercise	Expiry
underlying shares	price	date

400,000	$3.10	October 12, 2006
204,425	$3.60	November 17, 2005
102,956	$3.90	December 19, 2005
104,380	$4.80	February 16, 2006
148,340	$5.50	February 17, 2006
159,001	$2.00	September 15, 2007
14,974	$2.00	September 15, 2007

1,134,076

CORAL GOLD RESOURCES LTD.
Notes to Consolidated Interim Financial Statements
October 31, 2005
(Unaudited — Prepared by Management)

6.	Share capital (continued)
       (d)     Stock options

During the three months ended April 30, 2005, the Company granted 42,500 stock options to directors, officers and employees of the Company at an exercise price of $1.70 per share. These stock options vested immediately and expire over 5 years. The Company recorded a total of $36,400 for stock based compensation expense in the period.

During the three months ended July 31, 2005 and three months ended October 31, 2005, there were no stock options granted by the Company.

A summary of the stock options granted and exercised at the period ended October 31, 2005 is as follows:

	Number	Weighted average
	of options	exercise price

Balance, January 31, 2005	535,500	$1.91
Granted	42,500	1.70

Balance, April 30, 2005	578,000	$1.90
Exercised	(7,000)	$1.70

Balance, July 31, 2005	571,000	$1.90
Expired	(142,600)	$2.50

Balance, October 31, 2005	428,400	$1.70

The fair value of each option granted has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following assumptions: risk-interest rate of 3.0%, dividend yield 0%, volatility of 101.41% and expected life of 3 years.

A summary of stock options outstanding and exercisable at the period ended October 31, 2005 is as follows:

		Weighted
		average	Weighted
		remaining	average
Exercise	Number	contractual	exercise
price	outstanding	life (yr)	price

$1.70	385,900	4.08	$1.70
$1.70	42,500	4.45	$1.70

7.	Related party transactions

Related party transactions not disclosed elsewhere in these statements are as follows:

(a)	During the nine months ended October 31, 2005, the Company paid, or made provision for the future payment, of the following amounts to related parties:

(i) $127,392 (2004 — $77,161) for administrative expenses to a private Company beneficially owned by the Company and a number of other public companies related through common Directors;

(ii) $67,500 (2004 — $67,500) to a private company controlled by a Director for management fees;

CORAL GOLD RESOURCES LTD.
Notes to Consolidated Interim Financial Statements
October 31, 2005
(Unaudited — Prepared by Management)

7.	Related party transactions (continued)

(iii) $22,500 (2004 — $22,500) in consulting fees to a private company owned by a Director; and

(iv) $2,000 (2004 — $nil) in consulting fees to a private company owned by a Director.

(b)	Advances receivable include $28,003 (2004 — $28,003) due from a joint venture with common management and common directors and $52,958 (2004 — $11,299) due from two companies with common management and common directors.

(c)	Advances payable include $19,333 (2004 — $12,658) due to Directors in regards to past directors’ fees; $32,540 (2004 — $32,540) due to a company with common management and common directors; $26,713 (2004 — $nil) due to the private company that provides administrative services as disclosed in note 6(a)(i) above; $7,675 to a private company controlled by a Director of the Company in regards to management fees and $952 (2004 — $nil) due to a private company controlled by a Director of the Company for expense reimbursements.

(d)	An allowance in the amount of $209,840 has been accrued in respect of advances made to a company with common management.

(e)	The loan receivable of $83,000 is due from a subsidiary of a related company that provides drilling services. The amount due is non-interest bearing, unsecured and due on demand.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the consideration established and agreed to by the related parties, unless otherwise noted.

8.	Commitment

The Company entered into an Investor Relations Agreement with a firm to provide investor relations services in Europe. The Company will pay $1,500 per month for twelve months with the agreement being effective July 1, 2005.

9.	Subsequent events

Subsequent to the period end, 204,425 warrants expiring on November 17, 2005 at $3.60 were extended until November 17, 2006 and 102,956 warrants expiring on December 19, 2005 at $3.90 were extended until December 19, 2006.

The Company arranged a non-brokered private placement of up to 1,500,000 common shares at a price of $3.00 per share. The placee for up to 1,250,000 shares is Mr. Robert R. McEwen and upon closing he will hold just under 20% of the outstanding shares.

The Company also announced the appointment of Mr. Robert R. McEwen to the Board of Directors and as Executive Chairman of the Company.

CORAL GOLD RESOURCES LTD.
MANAGEMENT’S DISCUSSION AND ANALYSIS
FOR THE QUARTER ENDED OCTOBER 31, 2005

The following discussion and analysis of the operations, results and financial position of Coral Gold Resources Ltd. (the “Company”) for the quarter ended October 31, 2005 should be read in conjunction with the October 31, 2005 consolidated interim financial statements and the notes thereto. The effective date of this Discussion and Analysis (“MD&A”) is December 29, 2005. Additional information relating to the Company is available on SEDAR at www.sedar.com.
Forward Looking Statements
Except for historical information, the MD&A may contain forward looking statements. These statements involve known and unknown risks, uncertainties, and other factor that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievement expressed or implied by these forward looking statements.
Business Overview
The Company’s principal business activities are the exploration and development of mineral properties. The Company’s mining claims are located in the states of Nevada and California in the United States. The Company’s present principal exploration activities have been focused on the Robertson Mining Claims located in Crescent Valley, Nevada.
Robertson Property
The Company completed its latest drilling program at its 100% owned Robertson Property, located in eastern Lander County, NV. The purpose of the drilling was to expand the 39A Zone indicated mineral resource, test below the Gold Pan resource for deep 39A-type mineralization and assess the “distal target” area to host possible new mineral resources.
The drilling program began June 15, 2005 and was completed August 10, 2005, and consisted of 12 vertical reverse-circulation drill holes, CR05-1 through CR05-12, totaling 10,540 ft. Depth of the holes ranged from 500-ft- to 1,200-ft-deep. All twelve holes returned ore-grade intervals (using a 0.01 oz Au/t cutoff grade) ranging in thickness from 10 ft to 150 ft. A summary of assay results is presented below in Table 1.
Two holes, CR05-1 and CR05-2, were aimed at assessing the potential westward extension of stratiform 39A-type mineralization in to the so-called “distal target” area, located approximately 1,500 ft northwest of the 39A Zone. Both holes were completed to a depth of 1,200 ft. This mineralized area is currently defined by six widely spaced RC holes covering an area roughly 2,000 ft in a northwesterly direction by 900 ft in a southwesterly direction. Within this zone, the best results were returned by hole AT-3, which cut 75 ft averaging 0.061 oz Au/t, from 845 ft, followed by 50 ft averaging 0.02 oz Au/t, from 940 ft, and 20 ft averaging 0.082 oz Au/t, from 1,120 ft. Hole CR05-1 was collared 200 ft west of and 50 ft above AT-3 and CR05-2 was collared 200 ft NNW of and 50 ft above AT-3. Beginning at a depth of 945 ft, CR05-1 intersected an 80-ft-thick interval that averaged 0.110 oz Au/t, including 25 ft averaging 0.262 oz Au/t, from 950 ft. Hole CR05-2 encountered a 150-ft-thick zone that averaged 0.059 oz Au/t, including 80 ft averaging 0.085 oz Au/t, from 905 ft. Within the higher grade portion of the intercept was 35 ft averaging 0.128 oz Au/t. Mineralization in both holes, as well as in AT-3, is hosted by retrograde-altered calc-silicate and quartz hornfels strata.
Six holes totaling 4,250 ft were drilled in the immediate vicinity of the current 39A Zone indicated mineral resource. Four of these holes, CR05-3 through CR05-6, were drilled in the southern portion of the zone and two holes, CR05-7 and CR05-8, were completed along the suspected northern projection of 39A mineralization. Two step-out holes, CR05-3 and CR05-8, expanded the zone about 100 ft to the southeast and at least 200 ft to the north, respectively. Hole CR05-3, which offset high-grade intercepts in existing holes 99413 and AT-64 to the east, encountered a 90-ft-thick zone that averaged 0.069 oz Au/t, starting at 375 ft. Within this interval, is a 60-ft-thick zone that averages 0.098 oz Au/t, from 385 ft. Hole CR05-8 was collared along the projected northward trend of the 39A Zone over 400 ft north of previous high-grade intercepts. Starting at 785 ft, the hole returned 75 ft that averaged 0.069 oz Au/t, including 20 ft averaging 0.181 oz Au/t,

CORAL GOLD RESOURCES LTD.
MANAGEMENT’S DISCUSSION AND ANALYSIS
FOR THE QUARTER ENDED OCTOBER 31, 2005

from 785 ft. Mineralization cut by these holes is hosted by strongly retrograde-altered biotite, calc-silicate and quartz hornfels and remains open for potentially significant expansion both to the southeast and north.
In the Gold Pan Zone, holes CR05-9 through CR05-12 were collared roughly 400 ft apart in an area 500-1,000 ft east of the 39A Zone, to test the potential for deep 39A-type mineralization beneath the near-surface mineral resource. These holes were located at possible structural intersections that appear to exert control on the distribution of near-surface gold. Three of the holes encountered strong retrograde alteration at the projected depth where the stratiform 39A-type mineralization was expected. Beginning at about 1,040 ft and continuing to 1,150 ft, hole CR05-12 encountered very strongly developed retrograde alteration containing 2 to 60 percent replacement and veinlet sulfides. Starting at 1,055 ft, the hole intersected 95 ft averaging 0.019 oz Au/t, including 65 ft averaging 0.023 oz Au/t. Gold values up to 0.083 oz/t are associated with semi-massive sulfide layers.
The 2005 drilling identified much stronger mineralization than previously encountered in the “distal target” area suggesting excellent potential for developing new mineral resources in this area with additional drilling. In the 39A Zone, drilling indicates that the southern portion remains open for limited expansion to the southeast. However, results from drilling at the extreme north end of the zone suggests good potential for discovering additional higher grade resources in that area with continued drilling. Results from three of the four wide spaced drill holes collared in the near surface Gold Pan mineral resource, identified a widespread zone of strongly developed retrograde alteration carrying local ore-grade gold values at depths (850-1,045 ft) where the 39A zone was projected to be. In addition, the zone of mineralization and/or alteration is coincident with a series of close-spaced sills that apparently fill a low-angle structural zone that dips gently northward. This may be the principal “feeder structure” for the 39A Zone. Drilling in the “deep” Gold Pan zone has provided clear evidence that 39A-type mineralization is present and remains an excellent exploration target for the discovery of new mineral resources. In view of these encouraging results, the Company is planning additional drilling.
During the quarter, the Company completed the purchase of 1,391,860 shares of Marcus Corporation (“Marcus”). Marcus is a non-reporting Nevada corporation, which owns the Marcus mining claims, consisting of 39 unpatented lode claims and two placer claims, and which comprise a portion of the Company’s Robertson Property. By acquiring Marcus, the Company now controls Marcus, and owns an indirect interest in the mining lease between the Company and Marcus, which provides for an annual advanced royalty to Marcus of US$12,000, and a 5% net smelter returns royalty up to a maximum payment of US$2.5 million. The mining lease with Marcus expires in 2007.
In consideration of the acquisition, the Company issued one common share of the Company for every four (4) common shares of Marcus, for a total of 347,964 common shares of the Company. In addition, each tendering Marcus shareholder received a non-transferable share purchase warrant, permitting such shareholders to purchase one additional common share of the Company at an exercise price of $2.00 per share for a period of up to two years from the closing date of the acquisition, for every two (2) shares of the Company received on the share exchange.
Norma Sass Property
During the quarter, the Company received results of Agnico Eagle (USA) Ltd.’s (“Agnico Eagle”) 2005 drilling programs on its Norma Sass and Lander Ranch properties in the Crescent Valley area, Nevada, USA. The first year of Agnico Eagle’s lease required that a total of 13,000 feet be drilled on the claims. The Norma Sass and Lander Ranch drill footage totaled 13,890 feet. Based on the encouraging results, Agnico Eagle plans to continue its lease agreement with Coral Gold which has a minimum work commitment of 15,000 feet in the second year.

CORAL GOLD RESOURCES LTD.
MANAGEMENT’S DISCUSSION AND ANALYSIS
FOR THE QUARTER ENDED OCTOBER 31, 2005

At the Norma Sass property which adjoins Cortez GML’s Gold Acres mine, the drilling program from 23 April to 8 July 2005 consisted of 6 vertical drill holes spaced across the property. These holes explored two major fault structures (the Gold Acres and Island faults) which are considered to be conduits for gold mineralization in the Gold Acres mine. In addition holes NS0502 and NS0503 explored an area in the north east corner of the Norma/ Sass property where shallow drilling by Coral Gold in 1995 had intersected Gold values.
At the Lander Ranch property, Agnico Eagle drilled two vertical holes (9 — 29 July 2005) totalling 3,240 feet. These explored an area of gold mineralization at intersections of major fault structures in Upper Plate Siltstones and Sandstones in a similar geologic setting to Coral Gold’s Robertson property (which adjoins Lander Ranch on its south side). This area of gold mineralization was discovered by Cortez Gold Mines in 1999 with the drilling of a single vertical 1,500 ft RC hole located on intersecting faults. This intersected gold mineralization:

1,140 — 1,200 ft (60 ft) 0.051 oz/ t Au
1,270 — 1,380 ft (110 ft) 0.037 oz/ t Au
The Agnico Eagle program extended the area of gold mineralization originally discovered by Cortez GML.
The Norma Sass property is owed 66.6% by Coral Gold and 33.3% by Levon Resources Ltd.
Results of Operations
Three months ended October 31, 2005 compared with the three months ended October 31, 2004
General and administrative expenses
General and administrative expenses totaled $142,300 for the quarter ended October 31, 2005 compared with $141,559 for the quarter ended October 31, 2004, an increase of $741. In the current quarter there were increases of $5,488 in investor relations and shareholder information and $24,711 in legal and accounting fees. These increases were offset by a decrease of $4,689 in consulting fees, $15,345 in office and miscellaneous and $4,769 in transfer agent fees compared to the quarter ended October 31, 2004. Accounting fees were higher due to the timing of the billing for audit services and legal fees were higher due to SEC filing requirements during the quarter ended October 31, 2005. Office and miscellaneous costs decreased because of a switch from using a contractor to provide bookkeeping and administrative services to employees providing the service through the Oniva cost sharing agreement.
Loss for the Period
The loss for the quarter ended October 31, 2005 was $168,253 compared with a loss of $195,850 for the quarter ended October 31, 2004. The loss decrease of $27,597 in the current quarter is partially due to a decrease of $33,645 in foreign exchange losses. The quarter ended October 31, 2005 also experienced a decrease of $5,307 in interest revenue due to the reduction of cash held in guaranteed investment certificates from $2,000,000 for the quarter ended October 31, 2004 to $550,000 for the quarter ended October 31, 2005. The balance of the decrease in loss for the quarter ended October 31, 2005 is attributed to general and administrative expenses as noted above.
Nine months ended October 31, 2005 compared with the nine months ended October 31, 2004.
Head office-general and administrative expenses
General and administrative expenses totaled $471,743 for the nine months ended October 31, 2005 compared with $370,792 for the nine months ended October 31, 2004, an increase of $100,951. The increase in general and administrative expenses is partially due to a $36,400 stock based compensation expense that was recorded for the nine months ended October 31, 2005 compared to nil for the nine months ended October 31, 2004. The remainder of the overall increase in expenses is due to the same reasons as

CORAL GOLD RESOURCES LTD.
MANAGEMENT’S DISCUSSION AND ANALYSIS
FOR THE QUARTER ENDED OCTOBER 31, 2005

noted in the comparison for the three months ended October 31, 2005 to the three months ended October 31, 2004. There was significantly more travel during the nine months ended October 31, 2005 to promote the company internationally resulting in an increase in travel costs of $32,452. The process of fulfilling SEC filing requirements for the nine months ended October 31, 2005 resulted in legal and accounting costs being $61,231 higher. The decrease in office and miscellaneous costs and increase in salaries and benefits expenses resulted in net costs being $16,939 less for the nine months ended October 31, 2005. As noted earlier in the three month comparison, this is due to a switch from contractors to in-house staff to fulfill various administrative functions. The benefit to the Company was more than this amount would indicate. Overall staffing levels were actually higher for the nine months ended October 31, 2005 to handle the increase in activities to administer and promote the company and fulfill regulatory filing requirements.
Loss for the period
Loss for the nine months ended October 31, 2005 was $498,539 compared with a loss of $405,929 for the nine months ended October 31, 2004, for an increase of $92,610. The primary reasons for the increase in the loss for the nine months ended October 31, 2005 compared to the nine months ended October 31, 2004 are the increased administrative expenses of approximately $100,951 as discussed above, a decrease of 15,164 in interest income and an offsetting decrease in foreign exchange loss of $27,525.
Summary of Quarterly Results

	2005	2005	2005	2005	2004	2004	2004	2004
	Oct. 31	Jul. 31	Apr. 30	Jan. 31	Oct. 31	Jul. 31	Apr. 30	Jan. 31
Period ended	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4

	$	$	$	$	$	$	$	$
Loss	(168,253)	(149,817)	(180,467)	(472,890)	(195,850)	(113,781)	(96,297)	(119,187)
Loss per share	(0.03)	(0.03)	(0.04)	(0.10)	(0.04)	(0.02)	(0.02)	(0.03)

Total assets	10,804,393	10,501,557	10,591,164	10,749,628	10,730,245	10,970,422	11,094,375	10,967,000

The general trend has been an increase in overall expenses because of the increase in exploration activities, the associated support staff, continuing efforts to promote company awareness, and the change in accounting policy for stock-based compensation. As of January 1, 2004 the Company is required to record the fair value of stock options granted to employees and non-employees whereas prior to that time only non-employee stock options were applicable. The quarters that stock-based compensation significantly impacts are Q4 — January 31, 2005 for $343,000 and Q1 — April 30, 2005 for 36,400. The Q3 — October 31, 2004 loss is high due to a $62,669 foreign exchange loss. Total asset have trended downward due to no funds raised through private placements since Q1 — April 30, 2004. Total assets for Q3 — October 31, 2005 went against the trend due to the acquisition of the Marcus Corp. shares.
Liquidity and Capital Resources
At October 31, 2005, the Company had cash and cash equivalents of $643,748 and working capital of $676,017. The Company feels it has sufficient cash on hand at this time to finance limited exploration work on its mineral properties and maintain operations. Mineral exploration and development is capital intensive and in order to maintain its interests, the Company will likely be required to raise new equity capital in the future. The Company invested $543,393 during the period ended October 31, 2005 on mineral exploration, of which $538,051 was expended on its Robertson property. There is no assurance that the Company will be successful in raising new equity capital.

CORAL GOLD RESOURCES LTD.
MANAGEMENT’S DISCUSSION AND ANALYSIS
FOR THE QUARTER ENDED OCTOBER 31, 2005

Off-Balance Sheet Arrangements
The Company has no off-balance sheet arrangements.
Transactions with Related Parties
Related party transactions for the nine month period ended October 31, 2005 are as follows:

(a)	The Company paid, or made provision for the future payment, of the following amounts to related parties:

(i)	$127,392 (2004 — $77,161) for administrative expenses to a private Company beneficially owned by the Company and a number of other public companies related through common Directors;

(ii)	$67,500 (2004 — $67,500) management fees to a private company controlled by a Director;

(iii)	$22,500 (2004 — $22,500) in consulting fees to a private company owned by a Director; and

(iv)	$2,000 (2004 — $nil) in consulting fees to a private company owned by a Director.

(b)	Advances receivable include $28,003 (2004 — $28,003) due from a joint venture with common management and common directors and $52,958 (2004: $11,299) due from two companies with common management and common directors.

(c)	Advances payable include $19,333 (2004 — $12,658) due to Directors in regards to past directors’ fees; $32,540 (2004 — $32,540) due to a company with common management and common directors; $26,713 (2004 — $nil) due to the private company that provides administrative services as disclosed in note 6(a)(i) above; $7,675 to a private company controlled by a Director of the Company in regards to management fees and $952 (2004 — $nil) due to a private company controlled by a Director of the Company for expense reimbursements.

(d)	An allowance in the amount of $209,840 has been accrued in respect of advances made to a company with common management.

(e)	The loan receivable of $83,000 is due from a subsidiary of a related company that provides drilling services. The amount due is non-interest bearing, unsecured and due on demand.
These transactions are in the normal course of operations and are measured at the exchange amount, which is the consideration established and agreed to by the related parties, unless otherwise noted.
Disclosure of Management Compensation
During the quarter, $22,500 was paid to the President for his services as director and officer of the Company, $7,500 was paid to a Director for his consulting services, $5,200 was paid to the V.P. Explorations for his services as a director and geological consultant and $3,443 was paid to the Secretary for her services as an officer of the Company.